Exhibit 99.1
FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Rebecca Winning	Andrea Lashnits
Quovadx, Inc.	Quovadx, Inc.
720-554-1346	720-554-1246
rebecca.winning@quovadx.com	andrea.lashnits@quovadx.com
QUOVADX ANNOUNCES SETTLEMENT OF CLASS ACTION AND
DERIVATIVE SHAREHOLDER LAWSUITS
GREENWOOD VILLAGE, CO, April 5, 2006 — Quovadx, Inc. (Nasdaq: QVDX) today announced that it has reached agreements to settle two lawsuits that arose from the Company’s 2004 restatement of historical financial results. Total settlement value under the agreements is $10.6 million, of which $7 million will be paid by the Company’s insurance carriers and $3.6 million will be paid by the Company.
“We’re pleased to put these legacy issues behind us,” said Harvey A. Wagner, CEO of Quovadx. “The settlements announced today will allow us to continue to invest in new business and product initiatives as we focus on growing our business.”
On April 4, 2006, the Company reached a settlement agreement with lead plaintiffs in the class action captioned Heller v. Quovadx, Inc., et al, filed on June 10, 2004 and pending in federal court in the district of Colorado. Under the terms of the settlement, the plaintiffs will receive $10 million in exchange for their release of the Company and the individual defendants, with prejudice, of all claims under Section 10b and Section 20(a) of the Securities and Exchange Act of 1934. Quovadx has agreed to pay $3.0 million, and its insurance carriers have agreed to pay $7.0 million, into a settlement fund established by the lead plaintiffs’ counsel within 10 business days. Failure to make full payment into the settlement fund would result in immediate termination of the settlement agreement. The agreement, which excludes claims made under Sections 11 and 15 of the Securities Act of 1933, is subject to, among other things, approval by the Court.
The Company also reached an agreement in principle in the shareholder derivative actions, consolidated under In re Quovadx, Inc. Derivative Litigation, pending in state court in Arapahoe County, Colorado. Under terms of the agreement, the Company will pay a settlement fee of $575,000 and implement certain corporate governance changes, in exchange for full release of the Company and all individual defendants, with prejudice, of all state law claims. The agreement is subject to final agreement on the governance changes and approval by the court.
A third lawsuit which arose out of the Company’s 2004 restatement of financial results, Henderson v. Quovadx, Inc., et al, filed in March 2004, is still pending. Detailed information on this lawsuit is available in the Company’s Annual Report on Form 10-K filed on March 7, 2006.
Safe Harbor Statement
Certain forward-looking statements are included in this release, including statements relating to the expected settlement of a number of shareholder lawsuits. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations regarding future events and speak only as of the date of this release. Investors are cautioned that the forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may impact the outcome of these settlement agreements include final approval of the agreements by the respective Courts and, in the case of the Heller settlement, acceptance of the settlement by the class members.
About Quovadx
Quovadx (Nasdaq: QVDX) offers software and services for system development, extension, integration and analysis to enterprise customers worldwide. Quovadx has three divisions, including the Integration Solutions division (ISD), which offers private and public healthcare organizations software infrastructure to facilitate system interoperability and leverage existing technology, the CareScience division, which provides care management and analytical solutions to hospitals and health systems and the Rogue Wave Software division, which provides software and services for enterprise-class application development. Quovadx serves companies in the healthcare, financial services, telecommunication and public sectors. For more information, please visit http://www.quovadx.com.
     QUOVADX is a registered trademarks of Quovadx, Inc. All other company and product names mentioned may be trademarks of the companies with which they are associated.